Exhibit 99.1

September 8th, 2017

PERSONAL & CONFIDENTIAL

Dear Ms. Cynthia Boerum :

MCAP, LLC (“MCAP”) is pleased to act as OTCQB/OTCQX Advisor (“Advisor”) to Doyen Elements Inc. (the “Company”) in connection with quoting the Company’s securities on OTCQB/OTCQX depending on which tier the Company qualifies. We will provide Advisory services to the Company which includes rendering advice to the Company with respect to eligibility for becoming quoted on the OTCQB/OTCQX and educating, advising and assisting the Company in complying with its ongoing OTCQB/OTCQX disclosure obligations under current federal and state securities laws.

1.	Services: In connection with this engagement, MCAP will perform the following services:

a.	Review the business of the Company and its securities to determine whether the securities satisfy the eligibility criteria and are otherwise suitable for admission to the applicable OTC tier;

b.	Provide continuing advice to the Company and educating its management and board of directors to enable them to understand their responsibilities under the OTC Markets Group Rules and OTC Markets Group’s Guidelines for Providing Adequate Current Information ;

c.	Conduct a review of the information contained on the OTC Markets Group News Service to refresh the information provided at the time of initial application;

d.	Respond to requests from OTC Markets Group from time to time to refresh the information provided by the issuer, or responding to specific inquiries from OTC Markets Group that requires additional disclosures;

e.	Submit a letter to OTC Markets Group to initiate quoting the Company’s securities on OTCQB/OTCQX (a “Letter of Introduction”).

No other services are offered and MCAP is being compensated solely for the above referenced advisory services.

2.	Information Provided to MCAP: In connection with our engagemen,t the Company has agreed to furnish to MCAP, on a timely basis, all relevant information needed by MCAP to perform its services under the terms of this agreement. During our engagement, it may be necessary for us: to interview the management of, the auditors for, and the consultants and advisors to, the Company; to rely (without independent verification) upon data furnished to us by them; and to review any financial and other reports relating to the business and financial condition of the Company as we may determine to be relevant under the circumstances. The Company agrees to facilitate at least quarterly meetings (in person or telephonically, at the discretion of MCAP) between MCAP and employees of the Company who have had roles in preparing the disclosures required by OTC Markets Group, for the purpose of discussing disclosures. Such meetings may be conducted if, in our judgment, there are items in the financial statements that should be clarified for the benefit of existing or potential shareholders. We agree that all nonpublic information obtained by us in connection with our engagement will be held by us in strict confidence and will be used by us solely for the purpose of performing our obligations relating to our engagement.

We do not assume any responsibility for, or with respect to, the accuracy, completeness or fairness of the information and data supplied to us by the Company or its representatives. In addition, the Company acknowledges that we will assume, without independent verification, that all information supplied to us with respect to the Company will be true, correct and complete in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us not misleading. If at any time during the course of our engagement the Company becomes aware of any material change in any of the information previously furnished to us, it will promptly advise us of the change. Notwithstanding the foregoing, MCAP may conduct limited due diligence concerning the Company’s disclosure regarding certain material events, material contracts, officers, directors and control persons and dilutive events for the sole purpose of enabling MCAP to provide, to the extent MCAP, in its sole discretion, deems appropriate, a Sponsor Letter of Introduction for so long as MCAP is engaged as an Advisor pursuant to this letter agreement. Pursuant to the OTCQB/OTCQX Rules, the Letter of Introduction will be provided only to OTC Markets Group and the Company will not be given access to these documents, nor will the Company be entitled to rely on any of the information contained in these documents.

3.	Scope of Engagement: The Company acknowledges that we will not make, or arrange for others to make, an appraisal of any physical assets of the Company. Nonetheless, if we determine after review of the information furnished to us that any such appraisal or appraisals are necessary or desirable, we will so advise the Company and, if approved by the Company in writing, the costs incurred in connection with such appraisal(s) will be borne by the Company .

MCAP has been engaged by the Company only in connection with the matters described in this letter agreement and for no other purpose. We have not made, and will assume no responsibility to make any representation in connection with our engagement as to any legal matter. Except as specifically provided in this letter agreement, MCAP shall not be required to render any advice or reports in writing or to perform any other services.

4.	Term of Engagement: Our representation on a basis will continue for twelve (12) months from the date first set forth above, subject to automatic twelve (12) month extensions. Such extensions shall be automatic unless the Company notifies MCAP in writing, with at least thirty (30) days prior notice, of its clear intent to terminate the relationship at the end of each twelve month period. However, either party may terminate the relationship at any time by providing thirty (30) calendar days written notice to the other party. In addition, this letter agreement will terminate automatically upon (i) the revocation of MCAP’s status as a Sponsor by OTC Markets Group or (ii) notification that OTC Markets Group has terminated the Company’s quotation on OTCQB/OTCQX. Notwithstanding the foregoing, in the event the Company terminates the representation or causes for the representation to be terminated prior to the completion of one year, Engagement fees incurred at the time of termination will be payable in full. In the event MCAP terminates the representation or causes the representation to be terminated, the annual SPONSOR Engagement fees will be pro-rated on the basis of the portion of the year during which MCAP served as the Advisor and the unused portion will be returned to the Company . In the event that either party terminates the relationship, MCAP may notify OTC Markets Group of the termination . In the event that MCAP terminates the relationship, MCAP will provide a written letter to the Company, but not to OTC Markets Group, that describes the reasons for its resignation as an Advisor to the Company. The Company may provide the resignation letter to OTC Markets Group or any other person.

5.	Engagement Fees: As compensation for our professional services pursuant to the Agreement, the Company shall pay MCAP an up-front non-refundable due diligence fee of $15,000 upon signature of this Agreement, and a cash fee of $10,000 upon the Company’s acceptance on OTCQB/OTCQX. Compensation is solely for the advisory services listed above and there is no other service offered in exchange for the Engagement Fee.

6.	Indemnity and Contribution : The parties agree to the terms of MCAP’s standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference. The provisions of this paragraph shall survive any termination of this agreement.

7.	Other MCAP Activities: MCAP is a securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, MCAP or its affiliates may hold positions, for its own account or the accounts of customers, in equity, debt or other securities of the Company. The Company also acknowledges that MCAP and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict MCAP in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company ‘s business and properties and that might compromise confidential information delivered by the Company to MCAP.

8.	Compliance with Applicable Law: In connection with this engagement, the Company and MCAP will comply with all applicable federal, state and foreign securities laws and other applicable laws and regulations.

9.	Independent Contractor: MCAP is and at all times during the term hereof will remain an independent contractor, and nothing contained in this letter agreement will create the relationship of employer and employee or principal and agent as between the Company and MCAP or any of its employees. Without limiting the generality of the foregoing, all final decisions with respect to matters about which MCAP has provided services hereunder shall be solely those of the Company, and MCAP shall have no liability relating thereto or arising there from. MCAP shall have no authority to bind or act for the Company in any respect. It is understood that MCAP responsibility to the Company is solely contractual in nature and that MCAP does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

10.	Successors and Assigns: This letter agreement and all obligations and benefits of the parties hereto shall bind and shall inure to their benefit and that of their respective successors and assigns. The indemnity and contribution provisions incorporated into this letter agreement are for the express benefit of the officers, directors, employees, consultants, agents and controlling persons of MCAP and their respective successors, assigns and parent companies.

11.	Announcements : The Company grants to MCAP the right to place customary announcement(s) of this engagement in certain newspapers and to mail announcement(s) to persons and firms selected by MCAP, and all costs of such announcement(s) will be borne by MCAP

12.	Governing Law and Arbitration: This agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. Any dispute, claim or controversy arising out of or relating to this agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in the City and County of Orange, before one arbitrator. The arbitration . shall be administered by the American Arbitration Association and the arbitration shall be in English. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Each party will bear its own costs for arbitration. The prevailing party in arbitration shall be entitled to reasonable attorneys’ fees. The provisions of this paragraph shall survive any termination of this agreement.

13.	General Provisions: No purported waiver or modification of any of the terms of this letter agreement will be valid unless made in writing and signed by the parties hereto. Section headings used in this letter agreement are for convenience only, are not a part of this letter agreement and will not be used in construing any of the terms hereof. This letter agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this letter agreement, and none of the parties hereto shall be bound by or liable for any alleged representation , promise, inducement or statement of intention, not so set forth herein. No provision of this letter agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof. If any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect. This letter agreement may be executed in any number of counterparts and by facsimile signature.

If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to MCAP.

Very truly yours,

M CAP, LLC

The undersigned hereby accepts, agrees to and becomes party to the foregoing letter agreement, effective as of the date first written above.

Doyen Elements Inc.

APPENDIX A-INDEMNIFICATION AGREEMENT

The Company agrees to indemnify and hold harmless MCAP and its off icers, directors , employees, consultants , attorneys, age nts, affiliates, parent company and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (MCAP and each such other persons are collectively and individually referred to below as an “Indemni fied Pa rty “) from and against any and all loss, claim, damage , liability and expense whatsoeve r, as incurred , inclu ding, without limit ation , reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any acti on, suit or proceeding or any claim asse rted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any private placement memorandum, registration statement (including documents, incorporated by reference) (the “Registration Statement”) or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the securities or arising out of or based upon the omi ssion or alleged omission to state therein a material fact required to be stated t herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) related to the performance by the Indemnified Party of the services contemplated by this letter agreement (including, without limitation, the offer and sale of the securities) and will reimburse the Indemnified Party for all expenses (including legal fees and expenses) in connect ion with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding aris ing there from, whether or not the Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable under clause (ii) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted directly from the Indemnified Party’s willful misconduct or gross negligence. The Company also agrees that the Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to, or arising out of, the engagement of the Indemnified Party pursuant to, or the performance by the Indemnified Party of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitr at or, not subject to appeal or further appeal, to have resulted directly from the Indemnified Party’s willful misconduct or gross negligence.

If the indemnity provided above shall be unenforceable or unavailable for any reason whatsoever, the Company, its successors and assigns, and the Indemnified Party shall contribute to all such losses, claims, damages, liabilities and expenses (including, without limitation, all costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceed ing or any claim asserted) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and MCAP under the terms of this letter agreement or (ii) if the allocation provided for by clause (i) of this sentence is not permitted by applicable law, in such proportion as is app ropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company and MCAP in connection with the matter(s) as to which contribution is to be made. The relative benefits received by the Company and MCAP shall be deemed to be in the same proportion as the fee the Company actually pays to MCAP bears to the total value of the consideration paid or to be paid to the Company. The relative fault of the Company and MCAP shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by MCAP and the Company’s and MCAP’s relative intent, knowledge, access to information and opportunity to cor rect. The Company and MCAP agree that it would not be just or equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account these equitable considerations. Notwithstanding the foregoing, to the extent permitted by law, in no event shall the Indemnified Party’s share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to the Indemnified Party by the Company. The Company further agrees that, without MCAP’s prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit , claim or other proceeding of all such lawsuits, claims, or other proceedings against the Indemnified Parties.

The Indemnified Party will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Appendix A. The Company shall have the right to assume the defense of any claim, lawsuit or action (collectively an “action”) for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Pa rt y. After notice from the Company to the Indemnified Party of its election to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at its own expense; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed). Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of the Company, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix A. Also, each Indemnified Party shall make reasonable efforts to mitigate its losses and liabilities. In addition to the Company’s other obligations hereunder and without limitat ion, the Company agrees to pay monthly, upon receipt of itemized statements therefore, all reasonable fees and expenses of counsel incurred by an Indemnified Party in defending any claim of the type set forth in the preceding paragraphs or in producing documents, assisting in answering any interrogatories, giving any deposition testimony or otherwise becoming involved in any action or response to any claim relating to the engagement referred to herein, or any of the matters enumerated in the preceding paragraphs, whether or not any claim is made against an Indemnified Party or an Indemnified Party is named as a party to any such action.